Cane Clark llp		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague	Scott P. Doney	Facsimile: 702-944-7100
Christopher T. Clark		Email: «email»

March 13, 2014

DirectView Holdings, Inc.

21218 Saint Andrews Blvd, Suite 323

Boca Raton, FL 33433

Re: DirectView Holdings, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for DirectView Holdings, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of 10,000,000 shares of the Company’s common stock (the “Shares”). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books, including resolutions of the board of directors approving the Plan and; (e) the Plan; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized, and when the Registration Statement has become effective under the Act, such Shares will be legally issued, fully paid and non-assessable shares of the Company’s common stock.

Very truly yours,

CANE CLARK LLP

/s/ Scott Doney

Scott Doney, Esq.

Cane Clark llp		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague	Scott P. Doney	Facsimile: 702-944-7100
Christopher T. Clark		Email: «email»

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form S-8 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, DirectView Holdings, Inc.

Very truly yours,

/s/ Scott Doney

CANE CLARK LLP

Scott Doney, Esq.

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